Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Liberty Sirius XM Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(f)	3,642,175,670	(1)	N/A	$14,796,810,743.56	(2)	$0.00014760	$2,184,009.27	(3)

Fees Previously Paid	—	—	—	—		—	—			—
Carry Forward Securities
Carry Forward Securities	—	—	—	—			—					—	—	—	—
	Total Offering Amounts						$14,796,810,743.56			$2,184,009.27
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$2,184,009.27

(1)	Represents the estimated maximum number of shares of the Registrant’s common stock, par value $0.001 per share (“New Sirius Common Stock”), to be issued by the Registrant upon completion of the Transactions described in the proxy statement/notice/prospectus/information statement contained herein. The estimated maximum number of shares utilizes the estimated exchange ratio of approximately 8.4, which is the number of shares of New Sirius Common Stock to be received for each share of LSXMA, LSXMB and LSXMK (each as defined below) in the Redemption described in the proxy statement/notice/prospectus/information statement contained herein, with cash (without interest) being paid in lieu of any fractional shares of New Sirius Common Stock. This number is equal to the sum of (A) the product of (i) 98,134,522 shares of Liberty Media Corporation’s (“Liberty Media”) Series A Liberty SiriusXM common stock, par value $0.01 per share (“LSXMA”), outstanding as of December 31, 2023 and (ii) the estimated exchange ratio, plus (B) the product of (i) 9,761,336 shares of Liberty Media’s Series B Liberty SiriusXM common stock, par value $0.01 per share (“LSXMB”), outstanding as of December 31, 2023 and (ii) the estimated exchange ratio, plus (C) the product of (i) 224,791,475 shares of Liberty Media’s Series C Liberty SiriusXM common stock, par value $0.01 per share (“LSXMK”), outstanding as of December 31, 2023, which includes 5,862,829 shares of LSXMK issuable upon exercise of outstanding stock options to purchase shares of LSXMK and 235,928 shares of LSXMK issuable upon settlement of outstanding restricted stock units with respect to shares of LSXMK and (ii) the estimated exchange ratio, plus (D) 847,602,074 shares of Sirius XM Holdings Inc. common stock, par value $0.001 per share (“Sirius XM Common Stock”), outstanding as of December 31, 2023, which includes 121,809,609 shares of Sirius XM Common Stock issuable upon exercise of outstanding stock options to purchase shares of Sirius XM Common Stock and 89,175,630 shares of Sirius XM Common Stock issuable upon settlement of outstanding restricted stock units with respect to shares of Sirius XM Common Stock but excludes shares beneficially owned by Sirius XM Holdings Inc.or Liberty Media or any of its subsidiaries, and the conversion of each such share into one share of New Sirius Common Stock, pursuant to the Merger Agreement.

(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of (A) LSXMA on the Nasdaq Global Select Market on January 23, 2024 (which was $30.815), (B) LSXMB on the Nasdaq Global Select Market on January 26, 2024 (which was $31.01) (C) LSXMK on the Nasdaq Global Select Market on January 23, 2024 (which was $30.815) and (D) Sirius XM Common Stock on the Nasdaq Global Select Market on January 26, 2024 (which was $5.36).

(3)	Calculated pursuant to Section 6(b) of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by .00014760.